Exhibit 4.9

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NON-NEGOTIABLE	NO NEGOCIABLE

5.18% PROMISSORY NOTE DUE JUNE 14, 2029	PAGARÉ CON TASA 5.18% PAGADERO EL 14 DE JUNIO DE 2029

No. RC-	June 25, 2019	No. RC-	25 de junio de 2019
US$[ ]	PPN: P4000 *AE5	EUA$[ ]	PPN: P4000 *AE5

For value received, the undersigned, Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Issuer”), a sociedad anónima bursátil de capital variable duly organized and validly existing under the laws of the United Mexican States (“Mexico”), by this PROMISSORY NOTE (the “PROMISSORY NOTE”) unconditionally promises to pay to the order of [ ] or its registered assigns (the “Noteholder”), at the Noteholder’s bank account number [include account number, ABA#] with [include name of bank and state/country] (the “Noteholder’s Account”), the principal amount of U.S.$ [ ].00 ([ ]dollars 00/100) legal currency of the United States of America (“Dollars”), payable on June 14, 2029 (the “Maturity Date”).

Por valor recibido, la suscrita, Corporación Inmobiliaria Vesta, S.A.B. de C.V. (el “Suscriptor”), una sociedad anónima bursátil de capital variable debidamente constituida y válidamente existente de conformidad con las leyes de los Estados Unidos Mexicanos (“México”), por este PAGARÉ (el “PAGARÉ”) promete incondicionalmente pagar a la orden de [ ] o sus cesionarios registrados (el “Tenedor”), en la cuenta del Tenedor número [incluir número de cuenta, ABA #] con [incluir nombre del banco y entidad/país](la “Cuenta del Tenedor”), la suma principal de E.U.A$ [ ].00 ([ ] de dólares 00/100), moneda de curso legal de los Estados Unidos de América (“Dólares”), pagadera el 14 de junio de 2029 (la “Fecha de Vencimiento”).

For purposes of Article 128 of the General Law of Negotiable Instruments and Credit Transactions, the date of presentation hereof is extended nine months counted from the Maturity Date, provided however, that such extension does not prohibit or limit in any way the presentment of this PROMISSORY NOTE before such date if the applicable sum is due.

Para efectos del Artículo 128 de la Ley General de Títulos y Operaciones de Crédito, la fecha de presentación del presente se extiende nueve meses contados a partir de la Fecha de Vencimiento, en el entendido, que dicha ampliación no prohíbe ni impide de manera alguna la presentación de este PAGARÉ con anterioridad a dicha fecha si la cantidad de que se trate fuere pagadera.

The Issuer also unconditionally promises to pay interest, (a) on the unpaid principal balance hereof at the rate of 5.18% per annum, from the date hereof, payable semiannually, on the 14th day of December and June in each year, commencing on December 14 or June 14 next succeeding the date hereof, and on the Maturity Date, until the principal amount hereof shall have been paid in full, and (b) to the extent permitted by law, on any overdue interest, on any overdue unpaid principal

El Suscriptor además promete incondicionalmente pagar intereses (a) sobre el saldo principal insoluto de este PAGARÉ, a una tasa anual de 5.18% desde la fecha este PAGARÉ, pagaderos semestralmente, los días 14 de diciembre y junio de cada año, iniciando el 14 de diciembre o 14 de junio siguiente a la fecha del presente, y en la Fecha de Vencimiento, hasta que el saldo principal insoluto de este PAGARÉ sea pagado en su totalidad, y (b) en la medida permitida por ley, sobre cualesquiera intereses

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balance, and on any overdue payment of any Make-Whole Amount (as such term is defined below), at a rate per annum from time to time equal to the greater of (i) 7.18% or (ii) 2.00% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the Noteholder, on demand).

vencidos, sobre cualquier pago vencido del saldo principal insoluto, y respecto de cualquier pago vencido de cualquier Monto de Indemnización (según dicho término se define más adelante), intereses a una tasa anual equivalente a la que sea mayor entre (i) 7.18%, o (ii) 2.00% por encima de la tasa de interés anunciada públicamente por Citibank, N.A. en Nueva York, Nueva York como su tasa “base” o “prime”, pagaderos semestralmente como se señaló anteriormente (o, a opción del Tenedor, a la vista).
All interest hereunder will be computed on the basis of a 360 day year of twelve 30 day months.	Todos los intereses conforme a este PAGARÉ se calcularán sobre la base de un año de 360 días y 12 meses de 30 días.

The Make-Whole Amount, if any, shall become due and payable upon any prepayment, in whole or in part, of any principal amount hereof before the Maturity Date, and upon any default in the payment of principal, interest or any other amounts due hereunder, whether upon acceleration or otherwise.

El Monto de Indemnización, si la hubiere, se considerará vencido y pagadero en caso de prepago, en todo o en parte, de cualquier saldo de principal insoluto de este PAGARÉ antes de la Fecha de Vencimiento, y en caso de cualquier incumplimiento en el pago de principal, intereses o cualquier otra cantidad pagadera conforme a lo previsto en este PAGARÉ, ya sea por vencimiento anticipado o por cualquier otra razón.

The obligation of the Issuer to repay the principal of this PROMISSORY NOTE, together with interest accrued thereon, any Make-Whole Amount and all other amounts payable hereunder shall be dischargeable only by payment in Dollars, outside of Mexico, as set forth in this PROMISSORY NOTE.

La obligación del Suscriptor de pagar el principal de este PAGARÉ, junto con los intereses devengados, cualquier Monto de Indemnización y cualesquiera otras sumas pagaderas bajo el mismo será cumplida exclusivamente mediante el pago en Dólares, fuera de México, en los términos previstos en este PAGARÉ.

Anything in this PROMISSORY NOTE to the contrary notwithstanding, (a) except as set forth in paragraph (b) below, any payment of interest on this PROMISSORY NOTE that is due on a date that is not a Business Day (as such term is defined below), shall be made on the next succeeding Business Day, without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole

Sin perjuicio de cualquier disposición en contrario en este PAGARÉ, (a) con excepción de lo previsto en el inciso (b) siguiente, cualquier pago de intereses conforme a este PAGARÉ que sea pagadero en un día que no sea un Día Hábil (según dicho término se define más adelante) deberá ser realizado en el Día Hábil inmediato siguiente, sin que se consideren transcurridos días adicionales para efectos del cómputo de intereses pagaderos en dicho Día Hábil inmediato siguiente; y (b) cualquier pago de

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Amount on this PROMISSORY NOTE (including principal due on the Maturity Date) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

principal o de cualquier Monto de Indemnización conforme a este PAGARÉ (incluyendo principal pagadero en la Fecha de Vencimiento) que sea pagadero en una fecha que no sea un Día Hábil deberá ser realizado en el Día Hábil inmediato siguiente y deberá incluir los días adicionales transcurridos para efectos del cómputo de intereses pagaderos en dicho Día Hábil inmediato siguiente.
As used in this PROMISSORY NOTE, the following terms have the meanings specified below:	Según se utilizan en este PAGARÉ, los siguientes términos tienen los siguientes significados:
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Mexico City, Mexico are required or authorized to be closed.	“Día Hábil” significa cualquier día que no sea sábado, domingo o un día en el cual los bancos comerciales en la Ciudad de Nueva York, Nueva York o en la Ciudad de México, México, están autorizados o requeridos a cerrar.

“Discount Rate” means a per annum rate equal to the sum of: (a) 0.50% plus (b) the yield to maturity implied by (i) the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second business day preceding the date that this PROMISSORY NOTE has become due and payable, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets, for the most recently issued actively traded on-the-run U.S. Treasury securities, having a maturity equal to the remaining weighted average life (the “Remaining Average Life”) of the unpaid principal amount of this PROMISSORY NOTE, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), then the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second business day preceding the date that this PROMISSORY NOTE has become immediately due and payable with respect to the unpaid principal amount of this PROMISSORY NOTE, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the

“Tasa de Descuento” significa una tasa anual equivalente a la suma de: (a) 0.50% más (b) el rendimiento al vencimiento considerado por (i) el “Ask Yield(s)” reportado a las 10:00 a.m. (hora de Nueva York) en el segundo día hábil previo a la fecha en que este PAGARÉ sea exigible y pagadero, en el indicador conocido como “Page PX1” (o cualquier otro indicador que reemplace el Page PX1) en Bloomberg Financial Markets, para los valores del Tesoro de Estados Unidos más recientemente emitidos y negociados, con un vencimiento igual al de la vida restante promedio (la “Vida Restante Promedio”) del monto de principal insoluto de este PAGARÉ, o (ii) si dichos rendimientos no son reportados en ese tiempo o los rendimientos reportados a dicho tiempo no son determinables (incluyendo a través de interpolación), entonces el rendimiento al vencimiento implícito del rendimiento constante a vencimiento reportado por el Tesoro de Estados Unidos, respecto del último día en el cual dichos rendimientos hayan sido reportados para el segundo día hábil previo a la fecha que el saldo insoluto de principal de este PAGARÉ sea exigible y pagadero, en el Federal Reserve Statistical Release H.15 (o cualquier publicación similar que la sustituya)

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remaining weighted average life of such unpaid principal amount of this PROMISSORY NOTE.	por el vencimiento constante del Tesoro de Estados Unidos teniendo un plazo igual al de la vida restante promedio de dicho monto insoluto de principal conforme a este PAGARÉ.

If there is no such U.S. Treasury securities/constant maturity having a term equal to such remaining weighted average life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury security/constant maturity so reported with the term closest to and greater than such remaining weighted average life and (2) the U.S. Treasury security/constant maturity so reported with the term closest to and less than such remaining weighted average life. The Discount Rate shall be rounded to the number of decimal places as appears in the interest rate herein.

En caso de que los vencimientos de valores constantes del Tesoro de Estados Unidos no tengan un plazo igual al de dicha vida restante ponderada promedio, dicho rendimiento al vencimiento implícito será determinado al interpolar linealmente entre (1) los vencimientos constantes de valores del Tesoro de Estados Unidos reportados con el plazo más cercano a, y mayor que, dicha vida restante ponderada promedio y (2) los vencimientos constantes de valores del Tesoro de Estados Unidos reportados con el plazo más cercano a, y menor que, dicha vida restante ponderada promedio. La Tasa de Descuento será redondeada al número de decimales que se indican respecto de la tasa de interés de este PAGARÉ.

“Make-Whole Amount” means, as of any date of determination, the difference (but not less than zero) between: (a) the present value (compounded on a quarterly basis) to such date of the expected future principal and interest cash flows from this PROMISSORY NOTE, being declared immediately due and payable discounted at the Discount Rate and (b) the principal amount of this PROMISSORY NOTE that has become immediately due and payable.

“Monto de Indemnización” significa, en cualquier fecha de determinación, la diferencia (que nunca será menor a cero) entre: (a) el valor presente (compuesto sobre una base trimestral) a dicha fecha de los flujos futuros esperados de principal e intereses de este PAGARÉ, siendo declarados inmediatamente vencidos y pagaderos descontados a la Tasa de Descuento, y (b) el monto principal de este PAGARÉ que sea inmediatamente exigible y pagadero.

If default shall have occurred in the payment of the principal amount or interest of this PROMISSORY NOTE, the Make-Whole Amount or any other amount due hereunder, then the Noteholder may declare the principal of, and all accrued interest on, this PROMISSORY NOTE, and the Make-Whole Amount, to be and the same shall thereupon become, due and payable forthwith; notwithstanding what is set forth in the last paragraph of Article 79 of the General Law of Negotiable Instruments and Credit Transactions and by its acceptance of this

En caso de incumplimiento en el pago total y oportuno de la suma de principal, de los intereses, del Monto de Indemnización o de cualquier otra cantidad debida por el Suscriptor conforme a este PAGARÉ, el Tenedor podrá exigir el pago inmediato del total de la suma de principal de este PAGARÉ, y de los intereses devengados, y del Monto de Indemnización, mismos que se considerarán vencidos y pagaderos; no obstante lo dispuesto en el último párrafo del Artículo 79 de la Ley General de Títulos y Operaciones de Crédito, mediante la aceptación de este PAGARÉ,

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PROMISSORY NOTE, the Noteholder agrees that, this PROMISSORY NOTE is not, and is not intend to be, a demand note.	cualquier Tenedor conviene que este PAGARÉ no es, ni debe interpretarse como, un pagaré a la vista.

All payments whatsoever under this PROMISSORY NOTE will be made by the Issuer in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future taxes of whatever nature imposed or levied by or on behalf of Mexico or any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

Todos los pagos conforme a este PAGARÉ serán realizados en la moneda en curso legal de los Estados Unidos de América, sin ninguna responsabilidad por retenciones o deducciones, de impuestos presentes o futuros así como de cualquier tipo de retención, de cualquier naturaleza, impuesta o causada por o a cuenta de México o cualquier jurisdicción distinta de los Estados Unidos de América (o cualquier subdivisión política, autoridad fiscal de o en dicha jurisdicción) (en lo sucesivo una “Jurisdicción Fiscal”), salvo que la deducción o retención de dicho impuesto sea requerida por ley.

If any deduction or withholding for any tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Issuer hereunder, the Issuer will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid, before penalties attach thereto or interest accrues thereon, and pay to the holder of this PROMISSORY NOTE such additional amounts as may be necessary in order that the net amounts paid to the holder pursuant to this PROMISSORY NOTE after such deduction, withholding or payment (including any required deduction or withholding of tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to the holder under the terms of this PROMISSORY NOTE before the assessment of such tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

Si cualquier deducción o retención por cualquier impuesto o contribución llegara a ser requerida por una Jurisdicción Fiscal en cualquier tiempo respecto de cualesquier montos pagaderos por el Suscriptor conforme a este PAGARÉ, el Suscriptor deberá pagar a la Jurisdicción Fiscal relevante el monto total requerido que deba ser retenido, deducido o de cualquier otra forma pagado, antes de que se imponga cualquier pena por los mismos o se devenguen intereses en relación con los mismos, y pagará al tenedor de este PAGARÉ los montos adicionales que sean necesarios a fin de que los montos netos pagaderos a dicho tenedor conforme a este PAGARÉ con posterioridad a dicha deducción, retención o pago (incluyendo cualquier deducción o retención de un impuesto o una contribución respecto de cualquier monto adicional), los cuales deberán ser no menores que el monto adeudado y pagadero al tenedor en términos de este PAGARÉ con anterioridad a la determinación de dicho impuesto o contribución, en el entendido que ningún pago de montos adicionales deberá ser requerido que se realice por o a cuenta de:
(i) any tax that would not have been imposed but for the existence of any present or former connection between the holder of this	(i) cualquier impuesto o contribución que no sería impuesta sino por la existencia de cualquier relación entre el tenedor de este

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PROMISSORY NOTE (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation or any person other than the holder to whom this PROMISSORY NOTE or any amount payable thereon is attributable for the purposes of such tax) and the Taxing Jurisdiction, other than the holding of this PROMISSORY NOTE or the receipt of payments hereunder or in respect hereof or the exercise of remedies in respect hereof, including the holder (or such other person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein (i.e., a permanent establishment), provided that this exclusion shall not apply with respect to a tax that would not have been imposed but for the Issuer or any guarantor of this PROMISSORY NOTE, after the date hereof, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this PROMISSORY NOTE are made to, the Taxing Jurisdiction imposing the relevant tax;

PAGARÉ (o un fiduciario, fideicomitente, beneficiario, miembro de, accionista de, apoderado con facultades sobre, el tenedor, si el tenedor es un patrimonio, fideicomiso, asociación o sociedad o una persona distinta del tenedor a quien este PAGARÉ o cualquier monto pagadero conforme al mismo, le es atribuible para efectos de dicho impuesto o contribución) y la Jurisdicción Fiscal, distinto de la tenencia de este PAGARÉ o el recibo de pagos conforme al mismo o en relación con el mismo o el ejercicio de acciones respecto al mismo, incluyendo que el tenedor (o de cualquier otra persona descrita en el paréntesis precedente) sea o haya sido ciudadano o residente de la Jurisdicción Fiscal o éste haya sido o haya estado presente o participe en comercio o negocios en la misma o tenga o haya tenido un establecimiento, oficina, base fija o sucursal en la misma (como, un establecimiento permanente), en el entendido de que esta excepción no será aplicable con respecto a impuestos o contribuciones que hayan sido impuestas porque al Suscriptor o cualquier avalista de este PAGARÉ, con posterioridad a la fecha del presente, haya abierto o instalado una oficina, cambiado una oficina a, constituido en, o cambiado la Jurisdicción Fiscal de o a través de la cual los pagos a cuenta de este PAGARÉ sean realizados, a la Jurisdicción Fiscal que imponga el impuesto o la contribución respectiva;

(ii) any tax that would not have been imposed but for the delay or failure by the holder of this PROMISSORY NOTE (following a written request by the Issuer) in the filing with the relevant Taxing Jurisdiction or delivery to the Issuer of Forms (as defined below), or delivery of certification, information, documentation or other evidence that are required to be filed by the holder or received by the Issuer to avoid or reduce such taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that (with the exception of the applicable U.S. Treasury Forms W-8 or

(ii) cualquier impuesto o contribución que no sería impuesto sino por la demora o incumplimiento del tenedor de este PAGARÉ (previa solicitud por escrito del Suscriptor) en la presentación ante la Jurisdicción Fiscal correspondiente de los Formatos (según dicho término se define a continuación) o la entrega de cualesquiera certificados, información o documentación o cualquier otra prueba que sea requeridas de ser presentados por el tenedor o el Suscriptor para evitar o disminuir dichos impuestos o contribuciones (incluyendo para dicho efecto cualquier alcance o renovación de presentaciones o solicitudes que de tiempo en tiempo sean requeridas por la Jurisdicción

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W-9, or any successor form) the filing of such Forms, or delivery of certification, information, documentation or other evidence would not (in the holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on the holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any person and such delay or failure could have been lawfully avoided by the holder, and provided further that (x) the holder shall be deemed to have satisfied the requirements of this clause (ii) upon due completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Issuer or such guarantor no later than 30 days after receipt by the holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof) ,and (y) no such filing of Forms or information shall be required to be filed in Mexico by the holder of this PROMISSORY NOTE if Article 166, Section II, a), of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta)(or a substantially similar successor of such Article) is in effect, unless the provision of the certification, information, documentation or other evidence requested by the Issuer is expressly required by statute, rule or regulation in order to apply Article 166, Section II, a), of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta)(or a substantially similar successor of such Article), and the Issuer or the relevant guarantor, cannot obtain such certification, information, documentation or other evidence on its own through reasonable diligence and the Issuer or the relevant guarantor otherwise would meet and comply with the requirements for the application of Article 166, Section II a), of the Mexican Income Tax Law( or such successor of such Article);

Fiscal correspondiente), en el entendido que (con excepción de los formatos aplicables del Tesoro de los Estados Unidos W-8 o W-9, o cualquier formato que lo sustituya) la presentación de dichos Formatos o la entrega de cualquier certificados, información, documentación o cualquier otra prueba no podrían (a juicio razonable del tenedor) imponer cualquier carga que no sea razonable (por tiempo, recursos o cualquier otra causa) al tenedor o resultar en una revelación de información confidencial o relacionada con una declaración de impuestos sobre la renta, ya sea directa o indirectamente, a cualquier persona, y dicha demora o incumplimiento pudiera haber sido legalmente evitado por el tenedor, y en el entendido adicional de que (x) se considerará que el tenedor habrá satisfecho los requerimientos de este inciso (ii) al haber cumplido y entregado debidamente dichos Formatos (incluyendo cualquier alcance o renovación de dichas presentaciones) según se especifique en la solicitud por escrito del Suscriptor o de cualquier avalista a más tardar dentro de los 30 días siguientes a la recepción del tenedor de dicha solicitud por escrito (acompañada de copias de los Formatos y las instrucciones respectivas, de haberlas, en inglés o con una traducción al inglés), y (y) no se requerirá la presentación de dichos Formatos o información por parte del tenedor de este PAGARÉ en caso de que sea aplicable lo dispuesto por el Artículo 166, fracción II, a) de la Ley del Impuesto sobre la Renta (o la disposición que la reemplace en un futuro), a menos de que la entrega de dicha certificación, información, documentación o cualquier otra prueba requerida por el Suscriptor sea expresamente requerida por ley, regulación o normatividad para la aplicación del Artículo 166, fracción II, a) de la Ley del Impuesto sobre la Renta (o la disposición que la reemplace en un futuro), y el Suscriptor o el aval correspondiente se encuentren imposibilitados para obtener dicha información fiscal por su cuenta y dicho Suscriptor y aval relevante cumplan por su cuenta con los requisitos para la aplicación de lo dispuesto en el Artículo 166, fracción II, a) de la Ley del Impuesto sobre la Renta (o la disposición que la reemplace en un futuro);

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(iii) any tax that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, this PROMISSORY NOTE was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the holder of this PROMISSORY NOTE would have been entitled to an additional amount pursuant to this PROMISSORY NOTE had it been presented for payment on the last day of such 30-day period;

(iii) cualquier impuesto que no se hubiere generado, determinado, impuesto o cobrado más que por el hecho de que, en caso de que la presentación del PAGARÉ fuere requerida para recibir un pago, este PAGARÉ haya sido presentado más de 30 días después de la fecha en que dicho pago fuere exigible o pagadero (lo que hubiere ocurrido después) con excepción de que el tenedor de este PAGARÉ hubiere tenido derecho a recibir una cantidad adicional conforme a lo dispuesto en este PAGARÉ si este se hubiese presentado a pago en el último día de este periodo de 30 días;
(iv) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax or assessment;	(iv) cualquier impuesto a la herencia, donación, venta, transferencia, impuesto al consumo, propiedad personal o impuesto o carga similar;
(v) any tax that is payable otherwise than by deduction or withholding from payments on this PROMISSORY NOTE;	(v) cualquier impuesto que se genere distinto a aquel impuesto de retención respecto de los pagos previstos en este PAGARÉ;
(vi) for any tax imposed under FATCA (as defined below);	(vi) cualquier impuesto que se genere conforme a FATCA (según dicho término se define más adelante);

(vii) any payment on this PROMISSORY NOTE to a holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a partner of such partnership, a member of such limited liability company, or the beneficial owner of the payment would not have been entitled to the additional amount had the beneficiary, settlor, partner, member or beneficial owner been the holder of this PROMISSORY NOTE;

(vii) cualquier impuesto sobre o con respecto a cualquier pago del Suscriptor o cualquier avalista de este PAGARÉ al tenedor si dicho tenedor es un fiduciario, fideicomitente, fideicomisario, asociación, sociedad de responsabilidad limitada, u otra persona distinta al único beneficiario de dicho pago, en la medida en que un impuesto no hubiere sido impuesto en dicho pago si dicho fideicomiso, fideicomitente, fideicomisario, asociación o sociedad de responsabilidad limitada hubiera sido el único beneficiario de dicho PAGARÉ;
(viii) any combination of clauses (i) through (v) above;	(viii) una combinación de los incisos (i) a (v) anteriores;
provided further that in no event shall the Issuer	en el entendido; además, que en ningún caso el

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or any of the joint obligors be obligated to pay such additional amounts to any holder (i) not resident in the United States of America for tax purposes in excess of the amounts that the Issuer or such joint obligor would be obligated to pay if such holder had been a resident of the United States of America for purposes of, and eligible for the benefits of, any double tax convention from time to time in effect between the United States of America and the relevant Taxing Jurisdiction or (ii) if this PROMISSORY NOTE is registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant tax and the Issuer shall have given timely notice of such law or interpretation to such holder.

Suscriptor o cualquiera de los avalistas de este PAGARÉ estará obligado a pagar dichos montos adicionales a cualquier tenedor (i) no residente en los Estados Unidos de América para efectos fiscales, en exceso de los montos que el Suscriptor o dicho avalista hubiere estado obligado a pagar si el tenedor de este PAGARÉ fuera residente de los Estados Unidos de América para efectos de, y elegible para los beneficios de, cualquier tratado para evitar la doble tributación vigente entre los Estados Unidos de América y la Jurisdicción Fiscal correspondiente, o (ii) si este PAGARÉ es registrado bajo el nombre de un tenedor designado, si conforme a las leyes de la Jurisdicción Relevante correspondiente (o de la interpretación regulatoria vigente de dichas leyes), los valores que se mantengan a nombre de dicho tenedor designado no califiquen para una exención del respectivo impuesto o contribución y el Suscriptor haya avisado con anticipación al tenedor sobre dichas leyes o la interpretación de las mismas.

By acceptance of this PROMISSORY NOTE the Noteholder agrees, subject to the limitations of clause (ii) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Issuer all such forms, certificates, documents and returns provided to the Noteholder by the Issuer (collectively, together with instructions for completing the same, “Forms”), or any certification, information, documentation or other evidence, required to be filed by or on behalf of the Noteholder or obtained by the Issuer in order to avoid or reduce any such tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a double tax convention between the United States and such Taxing Jurisdiction and (y) provide the Issuer with such information with respect to the Noteholder as the Issuer may reasonably request, in order to complete any such Forms, provided that (with the exception of the applicable U.S. Treasury Forms W-8 or W-9, or any successor form) notwithstanding the provisions herein, nothing shall require any

Por medio de la aceptación de este PAGARÉ, el Tenedor conviene y acuerda, sujeto a las limitaciones del numeral (ii) anterior, (x) completar debidamente y entregar, según sea razonablemente solicitado por el Suscriptor, todas las formas, certificados, documentos y declaraciones que el Suscriptor entregue al Tenedor (en conjunto con las instrucciones para su llenado, los “Formatos”) o cualquier certificación, información, documentación u otra prueba que deba de ser presentada por o en nombre del Tenedor o que sea solicitada por el Suscriptor para eliminar o reducir cualquier impuesto conforme a lo dispuesto por las leyes, reglas o práctica administrativa de la Jurisdicción Fiscal relevante o de un convenio para evitar la doble imposición entre los Estados Unidos de América y dicha Jurisdicción Fiscal, y (y) entregar dicha información al Suscriptor según sea solicitada razonablemente respecto de dicho Tenedor para completar los Formatos relevantes, en el entendido de que (con excepción de los formatos aplicables del Tesoro de los Estados Unidos W-8 o W-9, o cualquier formato que lo

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Noteholder to provide information with respect to any such Form or otherwise if in the opinion of the Noteholder such Form, or disclosure of information would involve the disclosure of tax or other information that is confidential or proprietary to the Noteholder, and provided further that the Noteholder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered, or such certification, information, documentation or other evidence shall have been delivered, by the Noteholder to the Issuer to the appropriate taxing authority, whichever is applicable, within 30 days following a written request of the Issuer (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of the PROMISSORY NOTE, at least 60 days prior to the relevant interest payment date.

sustituya), sin importar lo dispuesto anteriormente, el Tenedor no estará obligado a entregar o divulgar información para cualquier Formato si en la opinión de dicho Tenedor, el hacerlo divulgaría cierta información fiscal confidencial o personal del Tenedor y en el entendido adicional de que se considerará que el Tenedor habrá satisfecho sus obligaciones conforme al presente párrafo respecto del llenado de cualquier Formato, si dicho Formato ha sido debidamente completado y entregado, o dicha certificación, información, documentación u otra prueba, ha sido entregado por el Tenedor al Suscriptor o a la autoridad fiscal relevante, según sea aplicable, dentro de los siguientes 30 días a que el Suscriptor se lo haya solicitado por escrito (dicha solicitud deberá estar acompañada por copias de los Formatos con traducciones de los Formatos al idioma inglés en caso de que no se encuentren en dicho idioma) y en caso de cesión de este PAGARÉ al menos 60 días antes de la fecha de pago del interés relevante.

On or before the date herein, the Issuer will furnish the Noteholder with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in Mexico pursuant to Section (ii) above, if any, and in connection with the transfer of this PROMISSORY NOTE the Issuer will furnish the transferee of this PROMISSORY NOTE with copies of any Form and English translation then required.

En un momento previo o a la fecha del presente, el Suscriptor deberá entregar al Tenedor copias de los Formatos relevantes (acompañados de una traducción al idioma inglés en caso de ser necesario) que deban de ser presentados en México conforme a lo previsto en el numeral (ii) anterior, si los hubiera, y respecto a la cesión del PAGARÉ, el Suscriptor proporcionará al cesionario de este PAGARÉ copias de cualquier Formato y una traducción al inglés según se requiera.

If any payment is made by the Issuer to or for the account of the Noteholder after deduction for or on account of any taxes, and increased payments are made by the Issuer pursuant to the terms provided herein, then, if the Noteholder at its sole discretion determines that it has received or been granted a refund of such taxes, the Noteholder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Issuer such amount as the Noteholder shall determine to be attributable

En caso de que el Suscriptor realice cualquier pago por cuenta del Tenedor después de deducir o a cuenta de cualquier impuesto y el Suscriptor realice pagos adicionales conforme a lo establecido en el presente, entonces si a discreción del Tenedor considera que ha recibido o se le ha concedido la devolución de dichos impuestos, el Tenedor deberá, en la medida en que pueda hacerlo sin perjudicar el monto de dicha devolución, reembolsar al Suscriptor el monto que el Tenedor deberá determinar que sea atribuible a los impuestos,

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to the relevant taxes or deduction or withholding, together with a calculation evidencing the amount of the reimbursement. Nothing herein contained shall interfere with the right of the Noteholder to arrange its tax affairs in whatever manner it thinks fit and, in particular, the Noteholder shall be under no obligation to claim relief from its corporate profits or similar tax liability in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in section (ii)) or to disclose any information relating to its tax affairs or any computations in respect thereof.

deducciones o retenciones relevantes, junto con un cálculo que evidencie el monto de dicho reembolso. Nada de lo dispuesto en el presente podrá interferir con el derecho del Tenedor de organizar sus asuntos fiscales en la manera que considere adecuada y en particular el Tenedor estará bajo ninguna obligación de utilizar cualesquiera atributo fiscal al que pueda tener derecho o acceso respecto de dichos impuestos (con excepción de lo dispuesto en la sección (ii)) o a divulgar cualquier información respecto de sus asuntos fiscales o cualquier calculo al respecto.

The Issuer will furnish the Noteholder, promptly and in any event within 60 days after the date of any payment by the Issuer of any tax in respect of any amounts paid under this PROMISSORY NOTE, the original tax receipt issued by the relevant Taxing Jurisdiction or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Issuer, a duly certified or authenticated copy of the original tax receipt or the electronic tax invoice (Comprobante Fiscal Digital por Internet) required to be issued by the Issuer in accordance with article 76 of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta), provided that to the extent that none of the foregoing can be furnished by the Issuer, the Issuer shall provide any other evidence of payment satisfying the requirements of Section 905(b) of the United States Internal Revenue Code and Treasury Regulation Section 1.905-2), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by the Noteholder.

El Suscriptor proporcionará al Tenedor, con prontitud, y en cualquier caso dentro de los 60 días siguientes a la fecha de cualquier pago del Suscriptor de algún impuesto relacionado con cualquier monto pagado bajo este PAGARÉ, el comprobante fiscal original emitido conforme sea aplicable en la Jurisdicción Fiscal relevante o cualquier otra autoridad involucrada en el pago de las cantidades mencionadas (o en el caso de que dicho comprobante fiscal no se encuentre disponible o legalmente deba de mantenerse en posesión del Suscriptor, una copia certificada o autentificada del comprobante fiscal original o el Comprobante Fiscal Digital por Internet a ser emitido por el Suscriptor, de conformidad con el artículo 76 de la Ley del Impuesto sobre la Renta, en el entendido, que en la medida en que ninguno de los documentos anteriores pueda ser proporcionado por el Suscriptor, el Suscriptor deberá proporcionar cualquier otra evidencia de pago que satisfaga los requisitos de la Sección 905(b) del Código Fiscal de los Estados Unidos de América (United States Internal Revenue Code) y de la Sección 1.905-2 del Reglamento del Tesoro (Treasury Regulation)), junto con cualquier otra evidencia documental con respecto de dichos pagos según sea razonablemente solicitado de tiempo en tiempo por el Tenedor.
If the Issuer is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing	En caso de que el Suscriptor sea requerido por cualquier ley aplicable, según sea modificada por la práctica fiscal o cualquier autoridad de

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Jurisdiction, to make any deduction or withholding of any tax in respect of which the Issuer would be required to pay any additional amount as provided herein, but for any reason does not make such deduction or withholding with the result that a liability in respect of such tax is assessed directly against the Noteholder, and such holder pays such liability, then the Issuer will promptly reimburse the Noteholder for such payment (including any related update for inflation, interest or penalties to the extent such update for inflation, interest or penalties arise by virtue of a default or delay by the Issuer) upon demand by the Noteholder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction. If the Issuer makes payment to or for the account of the Noteholder and such holder is entitled to a refund of the tax to which such payment is attributable upon the making of a filing (other than a Form described above), then the Noteholder shall, as soon as practicable after receiving written request from the Issuer (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Issuer, subject, however, to the same limitations with respect to Forms as are set forth above.

cualquier Jurisdicción Fiscal relevante, a realizar una deducción o retención de cualquier impuesto respecto del cual el Suscriptor estuviese obligado a hacer el pago de las cantidades adicionales conforme a lo dispuesto en el presente PAGARÉ, pero por alguna razón no realice dicha deducción o retención y que como consecuencia de dicha omisión se le determine al Tenedor una responsabilidad de pago respecto de dicho impuesto y dicho tenedor deba cubrir el pago de dicha responsabilidad, entonces el Suscriptor deberá de reembolsar el pago al Tenedor de manera pronta (incluyendo cualquier ajuste anual por inflación, interés, o multas generados por virtud de las omisiones del Suscriptor) cuando sea solicitado por el Tenedor, acompañado por un recibo oficial (o una copia certificada del mismo) emitida por la autoridad fiscal o cualquier otra autoridad de la Jurisdicción Fiscal relevante. En caso de que el Suscriptor realice el pago en nombre o al Tenedor y dicho tenedor tenga derecho a solicitar la devolución del impuesto atribuible a dicho pago, entonces el Tenedor deberá, tan pronto como sea posible después de recibir una solicitud por escrito del Suscriptor (que deberá contar con detalle razonable y proporcionar los formatos de devolución a ser presentados) llevar a cabo esfuerzos razonables para completar y entregar dichos formatos de devolución al Suscriptor sujeto a las mismas limitaciones establecidas para los Formatos con anterioridad.
The obligations of the Issuer provided herein shall survive the payment or transfer of the PROMISSORY NOTE and shall also apply to successive transferees of the PROMISSORY NOTE.	Las obligaciones del Suscriptor, sobrevivirán el pago o cesión de este PAGARÉ y aplicarán a los cesionarios de este PAGARÉ.

By acceptance of the PROMISSORY NOTE, the Noteholder agrees that it will with reasonable promptness duly complete and deliver to the Issuer, or to such other person as may be reasonably requested by the Issuer, from time to time (i) in the case that the Noteholder is a United States person, such holder’s United

Al aceptar este PAGARÉ, el Tenedor conviene en que tan pronto como sea posible completar debidamente y entregar al Suscriptor, o a cualquier otra persona según solicite razonablemente el Suscriptor, de tiempo en tiempo (i) en caso de que el Tenedor sea una persona de los Estados Unidos de América, su

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States tax identification number or other Forms reasonably requested by the Issuer necessary to establish the Noteholder’s status as a United States person under FATCA and as may otherwise be necessary for the Issuer to comply with its obligations under FATCA and (ii) in the case that the Noteholder is not a United States person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the United States Internal Revenue Code) and such additional documentation as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to the Noteholder. Nothing in provided herein shall require the Noteholder to provide information that is confidential or proprietary to such holder unless the Issuer is required to obtain such information under FATCA and, in such event, the Issuer shall treat any such information it receives as confidential.

número de identificación fiscal de dicho país o cualquier otro Formato razonablemente solicitado por el Suscriptor que pueda ser necesario para determinar el estatus del Tenedor como una persona de los Estados Unidos de América conforme a FATCA y según sea necesario para el Suscriptor para cumplir con sus obligaciones bajo FATCA, y (ii) en caso de que el Tenedor no sea una persona de los Estados Unidos de América, la documentación prescrita por la legislación aplicable (incluyendo lo dispuesto por la sección 1471(b)(3)(C)(i) del Código de Rentas Interno de los Estados Unidos de América (United States Internal Revenue Code)) y cualquier otra documentación adicional según sea necesaria para que el Suscriptor cumpla con sus obligaciones bajo FATCA y para determinar que dicho tenedor ha cumplido con sus obligaciones bajo FATCA o para determinar el monto (si hubiese) para deducir y retener de cualquier pago hecho al Tenedor. Nada de lo dispuesto en el presente PAGARÉ requerirá que el Tenedor proporcione información que sea confidencial o personal para dicho tenedor a menos que el Suscriptor se encuentre requerido a obtener dicha información bajo FATCA y en dicho caso, el Suscriptor deberá de considerar dicha información como confidencial.

As used herein, the term “FATCA” means (a) sections 1471 through 1474 of the United States Internal Revenue Code, as of the date herein (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a)(including in particular, the Agreement between the Department of the Treasury of the United States of America and the Ministry of Finance and Public Credit of the United Mexican States to improve international

Según se usa aquí, el término “FATCA” significa (a) las secciones 1471 a la 1474 del Código de Rentas Interno de los Estados Unidos de América (United States Internal Revenue Code), a la fecha del presente (o cualquier versión modificada o sucesora que sea sustancialmente comparable y no sustancialmente más onerosa de cumplimiento), junto con cualquier regulación actual o futura o interpretación oficial a la misma, (b) cualquier tratado, ley o regulación de cualquier otra jurisdicción, o relacionada a un acuerdo intergubernamental entre los Estados Unidos de América y cualquier otra jurisdicción, que (en cualquier caso) facilite la implementación de la presente cláusula (a)( incluyendo en particular el Acuerdo entre el Departamento del Tesoro de los Estados

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compliance including with respect to FATCA, and Annex 25 of the Administrative Tax Regulations for 2018 (Resolución Miscelánea Fiscal para 2018), as amended or modified from time to time), and (c) any agreements entered into pursuant to section 1471(b)(1) of the United States Internal Revenue Code.

Unidos de América y la Secretaría de Hacienda y Crédito Público de los Estados Unidos Mexicanos para mejorar el Cumplimento Fiscal Internacional incluyendo con respecto a FATCA y el Anexo 25 de la Resolución Miscelánea Fiscal para 2018 según sea modificada de tiempo en tiempo), y (c) cualquier acuerdo celebrado conforme a la sección 1471(b)(1) Código de Rentas Interno de los Estados Unidos de América (United States Internal Revenue Code).

For everything related to this PROMISSORY NOTE, the Issuer designates the following as its domicile: Paseo de Tamarindos 90, Torre II, Piso 28, Col Bosques de las Lomas, Alcaldia Cuajimalpa de Morelos, Ciudad de México, 05120..

Para todo lo relacionado con este PAGARÉ, el Suscriptor designa como su domicilio: Paseo de Tamarindos 90, Torre II, Piso 28, Col Bosques de las Lomas, Alcaldia Cuajimalpa de Morelos, Ciudad de México, 05120..
This PROMISSORY NOTE is issued in accordance with and governed by the laws of the State of New York, United States of America, provided, that in connection with any legal action or proceeding (other than an action to enforce a judgment obtained in other jurisdiction) brought in respect of this PROMISSORY NOTE, in the courts of Mexico, this PROMISSORY NOTE shall be deemed to be made under the laws of Mexico, and for such purposes shall be governed by, and construed in accordance with, the laws of Mexico. The Issuer and the Noteholder expressly and irrevocably submit to the jurisdiction of (a) of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, and (b) the federal competent courts of Mexico City, Mexico, at the election of the party initiating the action, in any action or proceeding arising out of or relating to this PROMISSORY NOTE. To the fullest extent permitted by applicable law, the Issuer and the Noteholder irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit,	Este PAGARÉ se suscribe de conformidad con, y se rige por, las leyes del Estado de Nueva York, Estados Unidos de América, en el entendido que, en relación con cualquier acción o procedimiento legal (distinto de una acción para ejecutar una sentencia en otra jurisdicción) que surja en relación con este PAGARÉ, ante los tribunales de México, este PAGARÉ será considerado como suscrito conforme a las leyes de México, y para dichos propósitos será regido por, e interpretado de conformidad con, las leyes de México. El Suscriptor y el Tenedor se someten expresa e irrevocablemente a la jurisdicción de (a) cualquier corte de Nueva York o federal con sede en el Condado de Manhattan, Ciudad de Nueva York, y (b) los tribunales federales competentes de la Ciudad de México, México, a elección de la parte que inicie la acción, en cualquier acción o procedimiento que surja como consecuencia de o en relación con este PAGARÉ. En la medida más amplia permitida por la ley aplicable, el Suscriptor y el Tenedor renuncian y convienen de manera irrevocable a no hacer valer, mediante solicitud, defensa o de cualquier otra manera, reclamación alguna que no esté sujeta a la jurisdicción de dichos tribunales, cualquier objeción que puedan tener en el presente o en el futuro para someterse a la jurisdicción en caso de

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action or proceeding brought in any such court has been brought in an inconvenient forum, and any right to which it may be entitled on account of present or future place of residence or domicile or otherwise.

cualesquier juicio, acción o proceso iniciado en cualesquiera de dichos tribunales y cualquier reclamación respecto de que dicho juicio, acción o proceso iniciado en cualesquiera de dichos tribunales ha sido iniciado en una jurisdicción inconveniente, y a cualquier derecho que pudieran tener en virtud de su domicilio presente o futuro o por cualquier otro motivo.

This PROMISSORY NOTE has been prepared and signed in a version that includes both Spanish and English text and the parties hereto agree that (i) for any action or proceeding brought in any court in Mexico, the Spanish version thereof shall be the only version valid for the purpose of the interpretation and construction thereof notwithstanding the English text thereof and (ii) for all other purposes, the English version thereof shall be the only version valid for the purpose of the interpretation and construction thereof notwithstanding the Spanish text thereof.

El presente PAGARÉ ha sido preparado y firmado en idiomas inglés y español y las partes del presente PAGARÉ convienen que (i) para el caso de cualquier procedimiento iniciado ante cualquier tribunal de México, la versión en español prevalecerá para efectos de cualquier conflicto o duda en relación con la debida interpretación del mismo, no obstante el texto existente de la versión en inglés del PAGARÉ, y (ii) para cualquier otra situación, la versión en inglés prevalecerá en caso de cualquier duda o conflicto en relación con la debida interpretación del PAGARÉ, no obstante el texto existente de la versión en español del PAGARÉ.

The Issuer hereby waives any requirement of diligence, presentment, demand, protest or notices of any kind whatsoever. The Issuer hereby bind itself to pay reasonable and evidenced costs of collection and attorney's fees in the case of default in the timely payment of this PROMISSORY NOTE.

El Suscriptor por el presente, renuncia expresa e irrevocablemente a cualquier requisito de diligencia, presentación, demanda, protesto o notificación de cualquier clase. El Suscriptor se obliga a pagar los gastos de cobranza y honorarios de abogados razonables y comprobados en caso de incumplimiento en el pago oportuno de este PAGARÉ.
This PROMISSORY NOTE consists of [ ] (_) pages.	Este PAGARÉ consiste de [ ] (_) páginas.

Mexico City, Mexico, on June 25, 2019

Ciudad de México, México, a 25 de junio de 2019

THE ISSUER/ EL SUSCRIPTOR

Corporación Inmobiliaria Vesta, S.A.B. de C.V.

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By/Por: [ ]
Title/Cargo: Attorney-in-Fact / Apoderado

By/Por: [ ]
Title/Cargo: Attorney-in-Fact / Apoderado

JOINT OBLIGORS/AVALISTAS

QVC, S. de R.L. de C.V.	QVC II, S. de R.L. de C.V.

By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado	By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado

By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado	By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado

Vesta Bajío, S. de R.L. de C.V.	Vesta Baja California, S. de R.L. de C.V.

By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado	By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado

By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado	By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado

WTN Desarrollos Inmobiliarios de México, S. de R.L. de C.V.

By/Por: [ ]
Title/Cargo: Attorney-in-Fact / Apoderado

By/Por: [ ]
Title/Cargo: Attorney-in-Fact / Apoderado

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NON-NEGOTIABLE		NO NEGOCIABLE

5.28% PROMISSORY NOTE DUE JUNE 14, 2031		PAGARÉ CON TASA 5.28% PAGADERO EL 14 DE JUNIO DE 2031

No. RD-[ ] US$[ ]	June 25, 2019 PPN: P4000 *AF2	No. RD-[ ] EUA$[ ]	25 de junio de 2019 PPN: P4000 *AF2

For value received, the undersigned, Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Issuer”), a sociedad anónima bursátil de capital variable duly organized and validly existing under the laws of the United Mexican States (“Mexico”), by this PROMISSORY NOTE (the “PROMISSORY NOTE”) unconditionally promises to pay to the order of [ ] or its registered assigns (the “Noteholder”), at the Noteholder’s bank account number [include account number, ABA#] with [include name of bank and state/country] (the “Noteholder’s Account”), the principal amount of U.S.$ [ ].00 ([ ]dollars 00/100) legal currency of the United States of America (“Dollars”), payable on June 14, 2031 (the “Maturity Date”).

Por valor recibido, la suscrita, Corporación Inmobiliaria Vesta, S.A.B. de C.V. (el “Suscriptor”), una sociedad anónima bursátil de capital variable debidamente constituida y válidamente existente de conformidad con las leyes de los Estados Unidos Mexicanos (“México”), por este PAGARÉ (el “PAGARÉ”) promete incondicionalmente pagar a la orden de [ ] o sus cesionarios registrados (el “Tenedor”), en la cuenta del Tenedor número [incluir número de cuenta, ABA #] con [incluir nombre del banco y entidad/país](la “Cuenta del Tenedor”), la suma principal de E.U.A$ [ ].00 ([ ] de dólares 00/100), moneda de curso legal de los Estados Unidos de América (“Dólares”), pagadera el 14 de junio de 2031 (la “Fecha de Vencimiento”).

For purposes of Article 128 of the General Law of Negotiable Instruments and Credit Transactions, the date of presentation hereof is extended nine months counted from the Maturity Date, provided however, that such extension does not prohibit or limit in any way the presentment of this PROMISSORY NOTE before such date if the applicable sum is due.

Para efectos del Artículo 128 de la Ley General de Títulos y Operaciones de Crédito, la fecha de presentación del presente se extiende nueve meses contados a partir de la Fecha de Vencimiento, en el entendido, que dicha ampliación no prohíbe ni impide de manera alguna la presentación de este PAGARÉ con anterioridad a dicha fecha si la cantidad de que se trate fuere pagadera.

The Issuer also unconditionally promises to pay interest, (a) on the unpaid principal balance hereof at the rate of 5.28% per annum, from the date hereof, payable semiannually, on the 14th day of December and June in each year, commencing on December 14 or June 14 next succeeding the date hereof, and on the Maturity Date, until the principal amount hereof shall have been paid in full, and (b) to the extent permitted by law, on any overdue interest, on any overdue unpaid principal

El Suscriptor además promete incondicionalmente pagar intereses (a) sobre el saldo principal insoluto de este PAGARÉ, a una tasa anual de 5.28% desde la fecha este PAGARÉ, pagaderos semestralmente, los días 14 de diciembre y junio de cada año, iniciando el 14 de diciembre o 14 de junio siguiente a la fecha del presente, y en la Fecha de Vencimiento, hasta que el saldo principal insoluto de este PAGARÉ sea pagado en su totalidad, y (b) en la medida permitida por ley, sobre cualesquiera intereses

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balance, and on any overdue payment of any Make-Whole Amount (as such term is defined below), at a rate per annum from time to time equal to the greater of (i) 7.28% or (ii) 2.00% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the Noteholder, on demand).

vencidos, sobre cualquier pago vencido del saldo principal insoluto, y respecto de cualquier pago vencido de cualquier Monto de Indemnización (según dicho término se define más adelante), intereses a una tasa anual equivalente a la que sea mayor entre (i) 7.28%, o (ii) 2.00% por encima de la tasa de interés anunciada públicamente por Citibank, N.A. en Nueva York, Nueva York como su tasa “base” o “prime”, pagaderos semestralmente como se señaló anteriormente (o, a opción del Tenedor, a la vista).
All interest hereunder will be computed on the basis of a 360 day year of twelve 30 day months.	Todos los intereses conforme a este PAGARÉ se calcularán sobre la base de un año de 360 días y 12 meses de 30 días.

The Make-Whole Amount, if any, shall become due and payable upon any prepayment, in whole or in part, of any principal amount hereof before the Maturity Date, and upon any default in the payment of principal, interest or any other amounts due hereunder, whether upon acceleration or otherwise.

El Monto de Indemnización, si la hubiere, se considerará vencido y pagadero en caso de prepago, en todo o en parte, de cualquier saldo de principal insoluto de este PAGARÉ antes de la Fecha de Vencimiento, y en caso de cualquier incumplimiento en el pago de principal, intereses o cualquier otra cantidad pagadera conforme a lo previsto en este PAGARÉ, ya sea por vencimiento anticipado o por cualquier otra razón.

The obligation of the Issuer to repay the principal of this PROMISSORY NOTE, together with interest accrued thereon, any Make-Whole Amount and all other amounts payable hereunder shall be dischargeable only by payment in Dollars, outside of Mexico, as set forth in this PROMISSORY NOTE.

La obligación del Suscriptor de pagar el principal de este PAGARÉ, junto con los intereses devengados, cualquier Monto de Indemnización y cualesquiera otras sumas pagaderas bajo el mismo será cumplida exclusivamente mediante el pago en Dólares, fuera de México, en los términos previstos en este PAGARÉ.

Anything in this PROMISSORY NOTE to the contrary notwithstanding, (a) except as set forth in paragraph (b) below, any payment of interest on this PROMISSORY NOTE that is due on a date that is not a Business Day (as such term is defined below), shall be made on the next succeeding Business Day, without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole

Sin perjuicio de cualquier disposición en contrario en este PAGARÉ, (a) con excepción de lo previsto en el inciso (b) siguiente, cualquier pago de intereses conforme a este PAGARÉ que sea pagadero en un día que no sea un Día Hábil (según dicho término se define más adelante) deberá ser realizado en el Día Hábil inmediato siguiente, sin que se consideren transcurridos días adicionales para efectos del cómputo de intereses pagaderos en dicho Día Hábil inmediato siguiente; y (b) cualquier pago de

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Amount on this PROMISSORY NOTE (including principal due on the Maturity Date) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

principal o de cualquier Monto de Indemnización conforme a este PAGARÉ (incluyendo principal pagadero en la Fecha de Vencimiento) que sea pagadero en una fecha que no sea un Día Hábil deberá ser realizado en el Día Hábil inmediato siguiente y deberá incluir los días adicionales transcurridos para efectos del cómputo de intereses pagaderos en dicho Día Hábil inmediato siguiente.
As used in this PROMISSORY NOTE, the following terms have the meanings specified below:	Según se utilizan en este PAGARÉ, los siguientes términos tienen los siguientes significados:
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Mexico City, Mexico are required or authorized to be closed.	“Día Hábil” significa cualquier día que no sea sábado, domingo o un día en el cual los bancos comerciales en la Ciudad de Nueva York, Nueva York o en la Ciudad de México, México, están autorizados o requeridos a cerrar.

“Discount Rate” means a per annum rate equal to the sum of: (a) 0.50% plus (b) the yield to maturity implied by (i) the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second business day preceding the date that this PROMISSORY NOTE has become due and payable, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets, for the most recently issued actively traded on-the-run U.S. Treasury securities, having a maturity equal to the remaining weighted average life (the “Remaining Average Life”) of the unpaid principal amount of this PROMISSORY NOTE, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), then the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second business day preceding the date that this PROMISSORY NOTE has become immediately due and payable with respect to the unpaid principal amount of this PROMISSORY NOTE, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the

“Tasa de Descuento” significa una tasa anual equivalente a la suma de: (a) 0.50% más (b) el rendimiento al vencimiento considerado por (i) el “Ask Yield(s)” reportado a las 10:00 a.m. (hora de Nueva York) en el segundo día hábil previo a la fecha en que este PAGARÉ sea exigible y pagadero, en el indicador conocido como “Page PX1” (o cualquier otro indicador que reemplace el Page PX1) en Bloomberg Financial Markets, para los valores del Tesoro de Estados Unidos más recientemente emitidos y negociados, con un vencimiento igual al de la vida restante promedio (la “Vida Restante Promedio”) del monto de principal insoluto de este PAGARÉ, o (ii) si dichos rendimientos no son reportados en ese tiempo o los rendimientos reportados a dicho tiempo no son determinables (incluyendo a través de interpolación), entonces el rendimiento al vencimiento implícito del rendimiento constante a vencimiento reportado por el Tesoro de Estados Unidos, respecto del último día en el cual dichos rendimientos hayan sido reportados para el segundo día hábil previo a la fecha que el saldo insoluto de principal de este PAGARÉ sea exigible y pagadero, en el Federal Reserve Statistical Release H.15 (o cualquier publicación similar que la sustituya)

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remaining weighted average life of such unpaid principal amount of this PROMISSORY NOTE.	por el vencimiento constante del Tesoro de Estados Unidos teniendo un plazo igual al de la vida restante promedio de dicho monto insoluto de principal conforme a este PAGARÉ.

If there is no such U.S. Treasury securities/constant maturity having a term equal to such remaining weighted average life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury security/constant maturity so reported with the term closest to and greater than such remaining weighted average life and (2) the U.S. Treasury security/constant maturity so reported with the term closest to and less than such remaining weighted average life. The Discount Rate shall be rounded to the number of decimal places as appears in the interest rate herein.

En caso de que los vencimientos de valores constantes del Tesoro de Estados Unidos no tengan un plazo igual al de dicha vida restante ponderada promedio, dicho rendimiento al vencimiento implícito será determinado al interpolar linealmente entre (1) los vencimientos constantes de valores del Tesoro de Estados Unidos reportados con el plazo más cercano a, y mayor que, dicha vida restante ponderada promedio y (2) los vencimientos constantes de valores del Tesoro de Estados Unidos reportados con el plazo más cercano a, y menor que, dicha vida restante ponderada promedio. La Tasa de Descuento será redondeada al número de decimales que se indican respecto de la tasa de interés de este PAGARÉ.

“Make-Whole Amount” means, as of any date of determination, the difference (but not less than zero) between: (a) the present value (compounded on a quarterly basis) to such date of the expected future principal and interest cash flows from this PROMISSORY NOTE, being declared immediately due and payable discounted at the Discount Rate and (b) the principal amount of this PROMISSORY NOTE that has become immediately due and payable.

“Monto de Indemnización” significa, en cualquier fecha de determinación, la diferencia (que nunca será menor a cero) entre: (a) el valor presente (compuesto sobre una base trimestral) a dicha fecha de los flujos futuros esperados de principal e intereses de este PAGARÉ, siendo declarados inmediatamente vencidos y pagaderos descontados a la Tasa de Descuento, y (b) el monto principal de este PAGARÉ que sea inmediatamente exigible y pagadero.

If default shall have occurred in the payment of the principal amount or interest of this PROMISSORY NOTE, the Make-Whole Amount or any other amount due hereunder, then the Noteholder may declare the principal of, and all accrued interest on, this PROMISSORY NOTE, and the Make-Whole Amount, to be and the same shall thereupon become, due and payable forthwith; notwithstanding what is set forth in the last paragraph of Article 79 of the General Law of Negotiable Instruments and Credit Transactions and by its acceptance of this

En caso de incumplimiento en el pago total y oportuno de la suma de principal, de los intereses, del Monto de Indemnización o de cualquier otra cantidad debida por el Suscriptor conforme a este PAGARÉ, el Tenedor podrá exigir el pago inmediato del total de la suma de principal de este PAGARÉ, y de los intereses devengados, y del Monto de Indemnización, mismos que se considerarán vencidos y pagaderos; no obstante lo dispuesto en el último párrafo del Artículo 79 de la Ley General de Títulos y Operaciones de Crédito, mediante la aceptación de este PAGARÉ,

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PROMISSORY NOTE, the Noteholder agrees that, this PROMISSORY NOTE is not, and is not intend to be, a demand note.	cualquier Tenedor conviene que este PAGARÉ no es, ni debe interpretarse como, un pagaré a la vista.

All payments whatsoever under this PROMISSORY NOTE will be made by the Issuer in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future taxes of whatever nature imposed or levied by or on behalf of Mexico or any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

Todos los pagos conforme a este PAGARÉ serán realizados en la moneda en curso legal de los Estados Unidos de América, sin ninguna responsabilidad por retenciones o deducciones, de impuestos presentes o futuros así como de cualquier tipo de retención, de cualquier naturaleza, impuesta o causada por o a cuenta de México o cualquier jurisdicción distinta de los Estados Unidos de América (o cualquier subdivisión política, autoridad fiscal de o en dicha jurisdicción) (en lo sucesivo una “Jurisdicción Fiscal”), salvo que la deducción o retención de dicho impuesto sea requerida por ley.

If any deduction or withholding for any tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Issuer hereunder, the Issuer will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid, before penalties attach thereto or interest accrues thereon, and pay to the holder of this PROMISSORY NOTE such additional amounts as may be necessary in order that the net amounts paid to the holder pursuant to this PROMISSORY NOTE after such deduction, withholding or payment (including any required deduction or withholding of tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to the holder under the terms of this PROMISSORY NOTE before the assessment of such tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

Si cualquier deducción o retención por cualquier impuesto o contribución llegara a ser requerida por una Jurisdicción Fiscal en cualquier tiempo respecto de cualesquier montos pagaderos por el Suscriptor conforme a este PAGARÉ, el Suscriptor deberá pagar a la Jurisdicción Fiscal relevante el monto total requerido que deba ser retenido, deducido o de cualquier otra forma pagado, antes de que se imponga cualquier pena por los mismos o se devenguen intereses en relación con los mismos, y pagará al tenedor de este PAGARÉ los montos adicionales que sean necesarios a fin de que los montos netos pagaderos a dicho tenedor conforme a este PAGARÉ con posterioridad a dicha deducción, retención o pago (incluyendo cualquier deducción o retención de un impuesto o una contribución respecto de cualquier monto adicional), los cuales deberán ser no menores que el monto adeudado y pagadero al tenedor en términos de este PAGARÉ con anterioridad a la determinación de dicho impuesto o contribución, en el entendido que ningún pago de montos adicionales deberá ser requerido que se realice por o a cuenta de:
(i) any tax that would not have been imposed but for the existence of any present or former connection between the holder of this PROMISSORY NOTE (or a fiduciary, settlor,	(i) cualquier impuesto o contribución que no sería impuesta sino por la existencia de cualquier relación entre el tenedor de este

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beneficiary, member of, shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation or any person other than the holder to whom this PROMISSORY NOTE or any amount payable thereon is attributable for the purposes of such tax) and the Taxing Jurisdiction, other than the holding of this PROMISSORY NOTE or the receipt of payments hereunder or in respect hereof or the exercise of remedies in respect hereof, including the holder (or such other person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein (i.e., a permanent establishment), provided that this exclusion shall not apply with respect to a tax that would not have been imposed but for the Issuer or any guarantor of this PROMISSORY NOTE, after the date hereof, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this PROMISSORY NOTE are made to, the Taxing Jurisdiction imposing the relevant tax;

PAGARÉ (o un fiduciario, fideicomitente, beneficiario, miembro de, accionista de, apoderado con facultades sobre, el tenedor, si el tenedor es un patrimonio, fideicomiso, asociación o sociedad o una persona distinta del tenedor a quien este PAGARÉ o cualquier monto pagadero conforme al mismo, le es atribuible para efectos de dicho impuesto o contribución) y la Jurisdicción Fiscal, distinto de la tenencia de este PAGARÉ o el recibo de pagos conforme al mismo o en relación con el mismo o el ejercicio de acciones respecto al mismo, incluyendo que el tenedor (o de cualquier otra persona descrita en el paréntesis precedente) sea o haya sido ciudadano o residente de la Jurisdicción Fiscal o éste haya sido o haya estado presente o participe en comercio o negocios en la misma o tenga o haya tenido un establecimiento, oficina, base fija o sucursal en la misma (como, un establecimiento permanente), en el entendido de que esta excepción no será aplicable con respecto a impuestos o contribuciones que hayan sido impuestas porque al Suscriptor o cualquier avalista de este PAGARÉ, con posterioridad a la fecha del presente, haya abierto o instalado una oficina, cambiado una oficina a, constituido en, o cambiado la Jurisdicción Fiscal de o a través de la cual los pagos a cuenta de este PAGARÉ sean realizados, a la Jurisdicción Fiscal que imponga el impuesto o la contribución respectiva;

(ii) any tax that would not have been imposed but for the delay or failure by the holder of this PROMISSORY NOTE (following a written request by the Issuer) in the filing with the relevant Taxing Jurisdiction or delivery to the Issuer of Forms (as defined below), or delivery of certification, information, documentation or other evidence that are required to be filed by the holder or received by the Issuer to avoid or reduce such taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that (with the exception of the applicable U.S. Treasury Forms W-8 or W-9, or any successor form) the filing of such

(ii) cualquier impuesto o contribución que no sería impuesto sino por la demora o incumplimiento del tenedor de este PAGARÉ (previa solicitud por escrito del Suscriptor) en la presentación ante la Jurisdicción Fiscal correspondiente de los Formatos (según dicho término se define a continuación) o la entrega de cualesquiera certificados, información o documentación o cualquier otra prueba que sea requeridas de ser presentados por el tenedor o el Suscriptor para evitar o disminuir dichos impuestos o contribuciones (incluyendo para dicho efecto cualquier alcance o renovación de presentaciones o solicitudes que de tiempo en tiempo sean requeridas por la Jurisdicción

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Forms, or delivery of certification, information, documentation or other evidence would not (in the holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on the holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any person and such delay or failure could have been lawfully avoided by the holder, and provided further that (x) the holder shall be deemed to have satisfied the requirements of this clause (ii) upon due completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Issuer or such guarantor no later than 30 days after receipt by the holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof) ,and (y) no such filing of Forms or information shall be required to be filed in Mexico by the holder of this PROMISSORY NOTE if Article 166, Section II, a), of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta)(or a substantially similar successor of such Article) is in effect, unless the provision of the certification, information, documentation or other evidence requested by the Issuer is expressly required by statute, rule or regulation in order to apply Article 166, Section II, a), of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta)(or a substantially similar successor of such Article), and the Issuer or the relevant guarantor, cannot obtain such certification, information, documentation or other evidence on its own through reasonable diligence and the Issuer or the relevant guarantor otherwise would meet and comply with the requirements for the application of Article 166, Section II a), of the Mexican Income Tax Law( or such successor of such Article);

Fiscal correspondiente), en el entendido que (con excepción de los formatos aplicables del Tesoro de los Estados Unidos W-8 o W-9, o cualquier formato que lo sustituya) la presentación de dichos Formatos o la entrega de cualquier certificados, información, documentación o cualquier otra prueba no podrían (a juicio razonable del tenedor) imponer cualquier carga que no sea razonable (por tiempo, recursos o cualquier otra causa) al tenedor o resultar en una revelación de información confidencial o relacionada con una declaración de impuestos sobre la renta, ya sea directa o indirectamente, a cualquier persona, y dicha demora o incumplimiento pudiera haber sido legalmente evitado por el tenedor, y en el entendido adicional de que (x) se considerará que el tenedor habrá satisfecho los requerimientos de este inciso (ii) al haber cumplido y entregado debidamente dichos Formatos (incluyendo cualquier alcance o renovación de dichas presentaciones) según se especifique en la solicitud por escrito del Suscriptor o de cualquier avalista a más tardar dentro de los 30 días siguientes a la recepción del tenedor de dicha solicitud por escrito (acompañada de copias de los Formatos y las instrucciones respectivas, de haberlas, en inglés o con una traducción al inglés), y (y) no se requerirá la presentación de dichos Formatos o información por parte del tenedor de este PAGARÉ en caso de que sea aplicable lo dispuesto por el Artículo 166, fracción II, a) de la Ley del Impuesto sobre la Renta (o la disposición que la reemplace en un futuro), a menos de que la entrega de dicha certificación, información, documentación o cualquier otra prueba requerida por el Suscriptor sea expresamente requerida por ley, regulación o normatividad para la aplicación del Artículo 166, fracción II, a) de la Ley del Impuesto sobre la Renta (o la disposición que la reemplace en un futuro), y el Suscriptor o el aval correspondiente se encuentren imposibilitados para obtener dicha información fiscal por su cuenta y dicho Suscriptor y aval relevante cumplan por su cuenta con los requisitos para la aplicación de lo dispuesto en el Artículo 166, fracción II, a) de la Ley del Impuesto sobre la Renta (o la disposición que la reemplace en un futuro);

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(iii) any tax that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, this PROMISSORY NOTE was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the holder of this PROMISSORY NOTE would have been entitled to an additional amount pursuant to this PROMISSORY NOTE had it been presented for payment on the last day of such 30-day period;

(iii) cualquier impuesto que no se hubiere generado, determinado, impuesto o cobrado más que por el hecho de que, en caso de que la presentación del PAGARÉ fuere requerida para recibir un pago, este PAGARÉ haya sido presentado más de 30 días después de la fecha en que dicho pago fuere exigible o pagadero (lo que hubiere ocurrido después) con excepción de que el tenedor de este PAGARÉ hubiere tenido derecho a recibir una cantidad adicional conforme a lo dispuesto en este PAGARÉ si este se hubiese presentado a pago en el último día de este periodo de 30 días;
(iv) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax or assessment;	(iv) cualquier impuesto a la herencia, donación, venta, transferencia, impuesto al consumo, propiedad personal o impuesto o carga similar;
(v) any tax that is payable otherwise than by deduction or withholding from payments on this PROMISSORY NOTE;	(v) cualquier impuesto que se genere distinto a aquel impuesto de retención respecto de los pagos previstos en este PAGARÉ;
(vi) for any tax imposed under FATCA (as defined below);	(vi) cualquier impuesto que se genere conforme a FATCA (según dicho término se define más adelante);

(vii) any payment on this PROMISSORY NOTE to a holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a partner of such partnership, a member of such limited liability company, or the beneficial owner of the payment would not have been entitled to the additional amount had the beneficiary, settlor, partner, member or beneficial owner been the holder of this PROMISSORY NOTE;

(vii) cualquier impuesto sobre o con respecto a cualquier pago del Suscriptor o cualquier avalista de este PAGARÉ al tenedor si dicho tenedor es un fiduciario, fideicomitente, fideicomisario, asociación, sociedad de responsabilidad limitada, u otra persona distinta al único beneficiario de dicho pago, en la medida en que un impuesto no hubiere sido impuesto en dicho pago si dicho fideicomiso, fideicomitente, fideicomisario, asociación o sociedad de responsabilidad limitada hubiera sido el único beneficiario de dicho PAGARÉ;
(viii) any combination of clauses (i) through (v) above;	(viii) una combinación de los incisos (i) a (v) anteriores;
provided further that in no event shall the Issuer or any of the joint obligors be obligated to pay	en el entendido; además, que en ningún caso el

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such additional amounts to any holder (i) not resident in the United States of America for tax purposes in excess of the amounts that the Issuer or such joint obligor would be obligated to pay if such holder had been a resident of the United States of America for purposes of, and eligible for the benefits of, any double tax convention from time to time in effect between the United States of America and the relevant Taxing Jurisdiction or (ii) if this PROMISSORY NOTE is registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant tax and the Issuer shall have given timely notice of such law or interpretation to such holder.

Suscriptor o cualquiera de los avalistas de este PAGARÉ estará obligado a pagar dichos montos adicionales a cualquier tenedor (i) no residente en los Estados Unidos de América para efectos fiscales, en exceso de los montos que el Suscriptor o dicho avalista hubiere estado obligado a pagar si el tenedor de este PAGARÉ fuera residente de los Estados Unidos de América para efectos de, y elegible para los beneficios de, cualquier tratado para evitar la doble tributación vigente entre los Estados Unidos de América y la Jurisdicción Fiscal correspondiente, o (ii) si este PAGARÉ es registrado bajo el nombre de un tenedor designado, si conforme a las leyes de la Jurisdicción Relevante correspondiente (o de la interpretación regulatoria vigente de dichas leyes), los valores que se mantengan a nombre de dicho tenedor designado no califiquen para una exención del respectivo impuesto o contribución y el Suscriptor haya avisado con anticipación al tenedor sobre dichas leyes o la interpretación de las mismas.

By acceptance of this PROMISSORY NOTE the Noteholder agrees, subject to the limitations of clause (ii) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Issuer all such forms, certificates, documents and returns provided to the Noteholder by the Issuer (collectively, together with instructions for completing the same, “Forms”), or any certification, information, documentation or other evidence, required to be filed by or on behalf of the Noteholder or obtained by the Issuer in order to avoid or reduce any such tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a double tax convention between the United States and such Taxing Jurisdiction and (y) provide the Issuer with such information with respect to the Noteholder as the Issuer may reasonably request, in order to complete any such Forms, provided that (with the exception of the applicable U.S. Treasury Forms W-8 or W-9, or any successor form) notwithstanding the provisions herein, nothing shall require any Noteholder to provide information with

Por medio de la aceptación de este PAGARÉ, el Tenedor conviene y acuerda, sujeto a las limitaciones del numeral (ii) anterior, (x) completar debidamente y entregar, según sea razonablemente solicitado por el Suscriptor, todas las formas, certificados, documentos y declaraciones que el Suscriptor entregue al Tenedor (en conjunto con las instrucciones para su llenado, los “Formatos”) o cualquier certificación, información, documentación u otra prueba que deba de ser presentada por o en nombre del Tenedor o que sea solicitada por el Suscriptor para eliminar o reducir cualquier impuesto conforme a lo dispuesto por las leyes, reglas o práctica administrativa de la Jurisdicción Fiscal relevante o de un convenio para evitar la doble imposición entre los Estados Unidos de América y dicha Jurisdicción Fiscal, y (y) entregar dicha información al Suscriptor según sea solicitada razonablemente respecto de dicho Tenedor para completar los Formatos relevantes, en el entendido de que (con excepción de los formatos aplicables del Tesoro de los Estados Unidos W-8 o W-9, o cualquier formato que lo

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respect to any such Form or otherwise if in the opinion of the Noteholder such Form, or disclosure of information would involve the disclosure of tax or other information that is confidential or proprietary to the Noteholder, and provided further that the Noteholder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered, or such certification, information, documentation or other evidence shall have been delivered, by the Noteholder to the Issuer to the appropriate taxing authority, whichever is applicable, within 30 days following a written request of the Issuer (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of the PROMISSORY NOTE, at least 60 days prior to the relevant interest payment date.

sustituya), sin importar lo dispuesto anteriormente, el Tenedor no estará obligado a entregar o divulgar información para cualquier Formato si en la opinión de dicho Tenedor, el hacerlo divulgaría cierta información fiscal confidencial o personal del Tenedor y en el entendido adicional de que se considerará que el Tenedor habrá satisfecho sus obligaciones conforme al presente párrafo respecto del llenado de cualquier Formato, si dicho Formato ha sido debidamente completado y entregado, o dicha certificación, información, documentación u otra prueba, ha sido entregado por el Tenedor al Suscriptor o a la autoridad fiscal relevante, según sea aplicable, dentro de los siguientes 30 días a que el Suscriptor se lo haya solicitado por escrito (dicha solicitud deberá estar acompañada por copias de los Formatos con traducciones de los Formatos al idioma inglés en caso de que no se encuentren en dicho idioma) y en caso de cesión de este PAGARÉ al menos 60 días antes de la fecha de pago del interés relevante.

On or before the date herein, the Issuer will furnish the Noteholder with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in Mexico pursuant to Section (ii) above, if any, and in connection with the transfer of this PROMISSORY NOTE the Issuer will furnish the transferee of this PROMISSORY NOTE with copies of any Form and English translation then required.

En un momento previo o a la fecha del presente, el Suscriptor deberá entregar al Tenedor copias de los Formatos relevantes (acompañados de una traducción al idioma inglés en caso de ser necesario) que deban de ser presentados en México conforme a lo previsto en el numeral (ii) anterior, si los hubiera, y respecto a la cesión del PAGARÉ, el Suscriptor proporcionará al cesionario de este PAGARÉ copias de cualquier Formato y una traducción al inglés según se requiera.

If any payment is made by the Issuer to or for the account of the Noteholder after deduction for or on account of any taxes, and increased payments are made by the Issuer pursuant to the terms provided herein, then, if the Noteholder at its sole discretion determines that it has received or been granted a refund of such taxes, the Noteholder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Issuer such amount as the Noteholder shall determine to be attributable to the relevant taxes or deduction or

En caso de que el Suscriptor realice cualquier pago por cuenta del Tenedor después de deducir o a cuenta de cualquier impuesto y el Suscriptor realice pagos adicionales conforme a lo establecido en el presente, entonces si a discreción del Tenedor considera que ha recibido o se le ha concedido la devolución de dichos impuestos, el Tenedor deberá, en la medida en que pueda hacerlo sin perjudicar el monto de dicha devolución, reembolsar al Suscriptor el monto que el Tenedor deberá determinar que sea atribuible a los impuestos,

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withholding, together with a calculation evidencing the amount of the reimbursement. Nothing herein contained shall interfere with the right of the Noteholder to arrange its tax affairs in whatever manner it thinks fit and, in particular, the Noteholder shall be under no obligation to claim relief from its corporate profits or similar tax liability in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in section (ii)) or to disclose any information relating to its tax affairs or any computations in respect thereof.

deducciones o retenciones relevantes, junto con un cálculo que evidencie el monto de dicho reembolso. Nada de lo dispuesto en el presente podrá interferir con el derecho del Tenedor de organizar sus asuntos fiscales en la manera que considere adecuada y en particular el Tenedor estará bajo ninguna obligación de utilizar cualesquiera atributo fiscal al que pueda tener derecho o acceso respecto de dichos impuestos (con excepción de lo dispuesto en la sección (ii)) o a divulgar cualquier información respecto de sus asuntos fiscales o cualquier calculo al respecto.

The Issuer will furnish the Noteholder, promptly and in any event within 60 days after the date of any payment by the Issuer of any tax in respect of any amounts paid under this PROMISSORY NOTE, the original tax receipt issued by the relevant Taxing Jurisdiction or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Issuer, a duly certified or authenticated copy of the original tax receipt or the electronic tax invoice (Comprobante Fiscal Digital por Internet) required to be issued by the Issuer in accordance with article 76 of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta), provided that to the extent that none of the foregoing can be furnished by the Issuer, the Issuer shall provide any other evidence of payment satisfying the requirements of Section 905(b) of the United States Internal Revenue Code and Treasury Regulation Section 1.905-2), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by the Noteholder.

El Suscriptor proporcionará al Tenedor, con prontitud, y en cualquier caso dentro de los 60 días siguientes a la fecha de cualquier pago del Suscriptor de algún impuesto relacionado con cualquier monto pagado bajo este PAGARÉ, el comprobante fiscal original emitido conforme sea aplicable en la Jurisdicción Fiscal relevante o cualquier otra autoridad involucrada en el pago de las cantidades mencionadas (o en el caso de que dicho comprobante fiscal no se encuentre disponible o legalmente deba de mantenerse en posesión del Suscriptor, una copia certificada o autentificada del comprobante fiscal original o el Comprobante Fiscal Digital por Internet a ser emitido por el Suscriptor, de conformidad con el artículo 76 de la Ley del Impuesto sobre la Renta, en el entendido, que en la medida en que ninguno de los documentos anteriores pueda ser proporcionado por el Suscriptor, el Suscriptor deberá proporcionar cualquier otra evidencia de pago que satisfaga los requisitos de la Sección 905(b) del Código Fiscal de los Estados Unidos de América (United States Internal Revenue Code) y de la Sección 1.905-2 del Reglamento del Tesoro (Treasury Regulation)), junto con cualquier otra evidencia documental con respecto de dichos pagos según sea razonablemente solicitado de tiempo en tiempo por el Tenedor.
If the Issuer is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or	En caso de que el Suscriptor sea requerido por cualquier ley aplicable, según sea modificada

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withholding of any tax in respect of which the Issuer would be required to pay any additional amount as provided herein, but for any reason does not make such deduction or withholding with the result that a liability in respect of such tax is assessed directly against the Noteholder, and such holder pays such liability, then the Issuer will promptly reimburse the Noteholder for such payment (including any related update for inflation, interest or penalties to the extent such update for inflation, interest or penalties arise by virtue of a default or delay by the Issuer) upon demand by the Noteholder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction. If the Issuer makes payment to or for the account of the Noteholder and such holder is entitled to a refund of the tax to which such payment is attributable upon the making of a filing (other than a Form described above), then the Noteholder shall, as soon as practicable after receiving written request from the Issuer (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Issuer, subject, however, to the same limitations with respect to Forms as are set forth above.

por la práctica fiscal o cualquier autoridad de cualquier Jurisdicción Fiscal relevante, a realizar una deducción o retención de cualquier impuesto respecto del cual el Suscriptor estuviese obligado a hacer el pago de las cantidades adicionales conforme a lo dispuesto en el presente PAGARÉ, pero por alguna razón no realice dicha deducción o retención y que como consecuencia de dicha omisión se le determine al Tenedor una responsabilidad de pago respecto de dicho impuesto y dicho tenedor deba cubrir el pago de dicha responsabilidad, entonces el Suscriptor deberá de reembolsar el pago al Tenedor de manera pronta (incluyendo cualquier ajuste anual por inflación, interés, o multas generados por virtud de las omisiones del Suscriptor) cuando sea solicitado por el Tenedor, acompañado por un recibo oficial (o una copia certificada del mismo) emitida por la autoridad fiscal o cualquier otra autoridad de la Jurisdicción Fiscal relevante. En caso de que el Suscriptor realice el pago en nombre o al Tenedor y dicho tenedor tenga derecho a solicitar la devolución del impuesto atribuible a dicho pago, entonces el Tenedor deberá, tan pronto como sea posible después de recibir una solicitud por escrito del Suscriptor (que deberá contar con detalle razonable y proporcionar los formatos de devolución a ser presentados) llevar a cabo esfuerzos razonables para completar y entregar dichos formatos de devolución al Suscriptor sujeto a las mismas limitaciones establecidas para los Formatos con anterioridad.
The obligations of the Issuer provided herein shall survive the payment or transfer of the PROMISSORY NOTE and shall also apply to successive transferees of the PROMISSORY NOTE.	Las obligaciones del Suscriptor, sobrevivirán el pago o cesión de este PAGARÉ y aplicarán a los cesionarios de este PAGARÉ.

By acceptance of the PROMISSORY NOTE, the Noteholder agrees that it will with reasonable promptness duly complete and deliver to the Issuer, or to such other person as may be reasonably requested by the Issuer, from time to time (i) in the case that the Noteholder is a United States person, such holder’s United States tax identification number or other Forms

Al aceptar este PAGARÉ, el Tenedor conviene en que tan pronto como sea posible completar debidamente y entregar al Suscriptor, o a cualquier otra persona según solicite razonablemente el Suscriptor, de tiempo en tiempo (i) en caso de que el Tenedor sea una

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reasonably requested by the Issuer necessary to establish the Noteholder’s status as a United States person under FATCA and as may otherwise be necessary for the Issuer to comply with its obligations under FATCA and (ii) in the case that the Noteholder is not a United States person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the United States Internal Revenue Code) and such additional documentation as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to the Noteholder. Nothing in provided herein shall require the Noteholder to provide information that is confidential or proprietary to such holder unless the Issuer is required to obtain such information under FATCA and, in such event, the Issuer shall treat any such information it receives as confidential.

persona de los Estados Unidos de América, su número de identificación fiscal de dicho país o cualquier otro Formato razonablemente solicitado por el Suscriptor que pueda ser necesario para determinar el estatus del Tenedor como una persona de los Estados Unidos de América conforme a FATCA y según sea necesario para el Suscriptor para cumplir con sus obligaciones bajo FATCA, y (ii) en caso de que el Tenedor no sea una persona de los Estados Unidos de América, la documentación prescrita por la legislación aplicable (incluyendo lo dispuesto por la sección 1471(b)(3)(C)(i) del Código de Rentas Interno de los Estados Unidos de América (United States Internal Revenue Code)) y cualquier otra documentación adicional según sea necesaria para que el Suscriptor cumpla con sus obligaciones bajo FATCA y para determinar que dicho tenedor ha cumplido con sus obligaciones bajo FATCA o para determinar el monto (si hubiese) para deducir y retener de cualquier pago hecho al Tenedor. Nada de lo dispuesto en el presente PAGARÉ requerirá que el Tenedor proporcione información que sea confidencial o personal para dicho tenedor a menos que el Suscriptor se encuentre requerido a obtener dicha información bajo FATCA y en dicho caso, el Suscriptor deberá de considerar dicha información como confidencial.

As used herein, the term “FATCA” means (a) sections 1471 through 1474 of the United States Internal Revenue Code, as of the date herein (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a)(including in particular, the Agreement between the Department of the Treasury of the United States of America and the Ministry of Finance and Public Credit of the United Mexican States to improve international compliance including with respect to FATCA,

Según se usa aquí, el término “FATCA” significa (a) las secciones 1471 a la 1474 del Código de Rentas Interno de los Estados Unidos de América (United States Internal Revenue Code), a la fecha del presente (o cualquier versión modificada o sucesora que sea sustancialmente comparable y no sustancialmente más onerosa de cumplimiento), junto con cualquier regulación actual o futura o interpretación oficial a la misma, (b) cualquier tratado, ley o regulación de cualquier otra jurisdicción, o relacionada a un acuerdo intergubernamental entre los Estados Unidos de América y cualquier otra jurisdicción, que (en cualquier caso) facilite la implementación de la presente cláusula (a)( incluyendo en particular el Acuerdo entre el

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and Annex 25 of the Administrative Tax Regulations for 2018 (Resolución Miscelánea Fiscal para 2018), as amended or modified from time to time), and (c) any agreements entered into pursuant to section 1471(b)(1) of the United States Internal Revenue Code.

Departamento del Tesoro de los Estados Unidos de América y la Secretaría de Hacienda y Crédito Público de los Estados Unidos Mexicanos para mejorar el Cumplimento Fiscal Internacional incluyendo con respecto a FATCA y el Anexo 25 de la Resolución Miscelánea Fiscal para 2018 según sea modificada de tiempo en tiempo), y (c) cualquier acuerdo celebrado conforme a la sección 1471(b)(1) Código de Rentas Interno de los Estados Unidos de América (United States Internal Revenue Code).

For everything related to this PROMISSORY NOTE, the Issuer designates the following as its domicile: Paseo de Tamarindos 90, Torre II, Piso 28, Col Bosques de las Lomas, Alcaldia Cuajimalpa de Morelos, Ciudad de México, 05120.

Para todo lo relacionado con este PAGARÉ, el Suscriptor designa como su domicilio: Paseo de Tamarindos 90, Torre II, Piso 28, Col Bosques de las Lomas, Alcaldia Cuajimalpa de Morelos, Ciudad de México, 05120.

This PROMISSORY NOTE is issued in accordance with and governed by the laws of the State of New York, United States of America, provided, that in connection with any legal action or proceeding (other than an action to enforce a judgment obtained in other jurisdiction) brought in respect of this PROMISSORY NOTE, in the courts of Mexico, this PROMISSORY NOTE shall be deemed to be made under the laws of Mexico, and for such purposes shall be governed by, and construed in accordance with, the laws of Mexico. The Issuer and the Noteholder expressly and irrevocably submit to the jurisdiction of (a) of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, and (b) the federal competent courts of Mexico City, Mexico, at the election of the party initiating the action, in any action or proceeding arising out of or relating to this PROMISSORY NOTE. To the fullest extent permitted by applicable law, the Issuer and the Noteholder irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any

Este PAGARÉ se suscribe de conformidad con, y se rige por, las leyes del Estado de Nueva York, Estados Unidos de América, en el entendido que, en relación con cualquier acción o procedimiento legal (distinto de una acción para ejecutar una sentencia en otra jurisdicción) que surja en relación con este PAGARÉ, ante los tribunales de México, este PAGARÉ será considerado como suscrito conforme a las leyes de México, y para dichos propósitos será regido por, e interpretado de conformidad con, las leyes de México. El Suscriptor y el Tenedor se someten expresa e irrevocablemente a la jurisdicción de (a) cualquier corte de Nueva York o federal con sede en el Condado de Manhattan, Ciudad de Nueva York, y (b) los tribunales federales competentes de la Ciudad de México, México, a elección de la parte que inicie la acción, en cualquier acción o procedimiento que surja como consecuencia de o en relación con este PAGARÉ. En la medida más amplia permitida por la ley aplicable, el Suscriptor y el Tenedor renuncian y convienen de manera irrevocable a no hacer valer, mediante solicitud, defensa o de cualquier otra manera, reclamación alguna que no esté sujeta a la jurisdicción de dichos tribunales, cualquier objeción que puedan tener en el presente o en el futuro para

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such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and any right to which it may be entitled on account of present or future place of residence or domicile or otherwise.

someterse a la jurisdicción en caso de cualesquier juicio, acción o proceso iniciado en cualesquiera de dichos tribunales y cualquier reclamación respecto de que dicho juicio, acción o proceso iniciado en cualesquiera de dichos tribunales ha sido iniciado en una jurisdicción inconveniente, y a cualquier derecho que pudieran tener en virtud de su domicilio presente o futuro o por cualquier otro motivo.

This PROMISSORY NOTE has been prepared and signed in a version that includes both Spanish and English text and the parties hereto agree that (i) for any action or proceeding brought in any court in Mexico, the Spanish version thereof shall be the only version valid for the purpose of the interpretation and construction thereof notwithstanding the English text thereof and (ii) for all other purposes, the English version thereof shall be the only version valid for the purpose of the interpretation and construction thereof notwithstanding the Spanish text thereof.

El presente PAGARÉ ha sido preparado y firmado en idiomas inglés y español y las partes del presente PAGARÉ convienen que (i) para el caso de cualquier procedimiento iniciado ante cualquier tribunal de México, la versión en español prevalecerá para efectos de cualquier conflicto o duda en relación con la debida interpretación del mismo, no obstante el texto existente de la versión en inglés del PAGARÉ, y (ii) para cualquier otra situación, la versión en inglés prevalecerá en caso de cualquier duda o conflicto en relación con la debida interpretación del PAGARÉ, no obstante el texto existente de la versión en español del PAGARÉ

The Issuer hereby waives any requirement of diligence, presentment, demand, protest or notices of any kind whatsoever. The Issuer hereby bind itself to pay reasonable and evidenced costs of collection and attorney's fees in the case of default in the timely payment of this PROMISSORY NOTE.

El Suscriptor por el presente, renuncia expresa e irrevocablemente a cualquier requisito de diligencia, presentación, demanda, protesto o notificación de cualquier clase. El Suscriptor se obliga a pagar los gastos de cobranza y honorarios de abogados razonables y comprobados en caso de incumplimiento en el pago oportuno de este PAGARÉ.
This PROMISSORY NOTE consists of [ ] (_) pages.	Este PAGARÉ consiste de [ ] (_) páginas.

Mexico City, Mexico, on June 25, 2019

Ciudad de México, México, a 25 de junio de 2019

THE ISSUER/ EL SUSCRIPTOR

Corporación Inmobiliaria Vesta, S.A.B. de C.V.

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By/Por: [ ]
Title/Cargo: Attorney-in-Fact / Apoderado

By/Por: [ ]
Title/Cargo: Attorney-in-Fact / Apoderado

JOINT OBLIGORS/AVALISTAS

QVC, S. de R.L. de C.V.	QVC II, S. de R.L. de C.V.

By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado	By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado

By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado	By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado

Vesta Bajío, S. de R.L. de C.V.	Vesta Baja California, S. de R.L. de C.V.

By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado	By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado

By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado	By/Por: [ ] Title/Cargo: Attorney-in-Fact / Apoderado

WTN Desarrollos Inmobiliarios de México, S. de R.L. de C.V.

By/Por: [ ]
Title/Cargo: Attorney-in-Fact / Apoderado

By/Por: [ ]
Title/Cargo: Attorney-in-Fact / Apoderado